EXHIBIT 23

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

         We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3 No. 333- ______________ ) and related Prospectus of The National Registry Inc. for the registration of 116,667 shares of its common stock and to the incorporation by reference therein of our report dated March 27, 1998, except for Note 10 as to which the date is April 3, 1998, with respect to the financial statements of The National Registry Inc. included in its Annual Report on Form 10-K, for the year ended December 31, 1997 filed with the Securities and Exchange Commission.

                                                     /s/ ERNST & YOUNG LLP
                                                         -----------------------
                                                         Ernst & Young LLP

Tampa, Florida
July 6, 1998